3: Roberts & Henry

Roberts & Henry

504 Talbot Street

PO Box 1138

St. Michaels, MD 21663

(410)822-4456

CONSENT OF LEGAL COUNSEL

Copley Fund, Inc.

245 Sunrise Ave.

Palm Beach, FL 33480

We hereby consent to the reference to our firm under the caption "legal Matters" in the Prospectus, Part i to be filed as Post-Effective Amendment No. 28 to Registration Statement 2-61740 which you are filing with the Securities and Exchange Commission, Washington, DC, under the Securities Act of 1933, as amended.

Roberts & Henry

By: /s/ Thomas C. Henry

Thomas C. Henry, Esq.

St. Michaels, MD

June 29, 2001